UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 2, 2000

(Date of earliest event reported)

HUFFY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

In response to media and shareholder inquiries, Huffy Corporation, which purchases scooters from J.D. Components, an affiliate of J.D. Corp., is not a defendant in the patent infringement litigation brought by Razor USA, the U.S. distributor for J.D. Corp, against a number of scooter competitors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant	HUFFY CORPORATION

Date: November 2, 2000	By: /s/ Timothy G. Howard Timothy G. Howard Vice President and Corporate Controller (Principal Accounting Officer)